Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-8 of U.S. Energy Corp. of our reports dated March 12, 2010, relating to our audits of the financial statements as of and for the years ended December 31, 2009 and 2008 and internal control over financial reporting as of December 31, 2009, which are included in U.S. Energy Corp.’s Annual Report filed on Form 10-K which is incorporated by reference.

/s/ Hein & Assiciates LLP

HEIN & ASSOCIATES LLP

Denver, Colorado
May 7, 2010